                                                                       Exhibit n

                         Consent of Independent Auditors

         We consent to the incorporation by reference of our report dated November 5, 2002 in the Registration Statement (Form N-2) of the Nuveen Insured Massachusetts Tax-Free Advantage Municipal Fund filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 1 to the Registration Statement under the Securities Act of 1933 (File No. 333-100352) and in this Amendment No. 4 to the Registration Statement under the Investment Company Act of 1940 (File No. 811-21216).

                              /s/ Ernst & Young LLP

Chicago, Illinois
November 25, 2002